UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 13, 2007

IMMTECH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14907	39-1523370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North End Avenue
New York, New York 10282
(Address of Principal Executive Offices, including Zip Code)

(212) 791-2911
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 13, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Immtech Pharmaceuticals, Inc. (the “Company”) recommended to the Board, and the Board approved the grant of stock options to purchase 90,000 shares of the Company’s common stock to certain of its executive officers, pursuant to the Company’s 2000 Stock Incentive Plan.

The Company awarded the stock options to these persons as follows:

		Number of Shares of Common

Name	Title	Stock Underlying Award

Gary C. Parks	Secretary, Treasurer and Chief	45,000

	Financial Officer

Carol Ann Olson	Senior Vice President and Chief	45,000
	Medical Officer

The exercise price of the stock option is $6.35 per share, the fair market value of the Company’s common stock on the date of grant. The stock options vest in equal monthly installments over a period of 24 months from the date of the grant and expire ten years from the date of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMTECH PHARMACEUTICALS, INC.

(Registrant)

By:	/s/ Eric L. Sorkin

Eric L. Sorkin
Chief Executive Officer and President

Date:  November 15, 2007